As filed with the Securities and Exchange Commission on February 19, 1999
                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              MEREDITH CORPORATION
             (Exact name of registrant as specified in its charter)
                         -------------------------------
              IOWA                            2721                42-0410230
State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization    Classification Code Number) Identification No.)

                         -------------------------------

                               1716 LOCUST STREET
                           DES MOINES, IOWA 50309-3023
                                 (515) 284-3000
    (Address, including zip code, and telephone number, including area code, of registrant's executive offices)
                         -------------------------------

                                 JOHN S. ZIESER
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               1716 LOCUST STREET
                           DES MOINES, IOWA 50309-3023
                                 (515) 284-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         -------------------------------

                                   Copies To:

                             WILLIAM J. QUINLAN, JR.
                                 HEIDI J. STEELE
                             McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096
                                 (312) 372-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement as the Registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                PROPOSED MAXIMUM
                                 OFFERING PRICE
   TITLE OF EACH CLASS OF        AMOUNT TO BE         PER UNIT (2)          PROPOSED AGGREGATE          AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED                                OFFERING PRICE(1)       REGISTRATION FEE
------------------------------ ----------------- ------------------------ ----------------------- ----------------------

COMMON STOCK (PAR VALUE          1,000,000(1)            $34.0625                 $34,062,500         $9,469.38
$1.00 PER SHARE)
------------------------------ ----------------- ------------------------ ----------------------- ----------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, in addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable as a result of stock splits, stock dividends and anti-dilution provisions.
(2) Estimated solely for the purpose of calculating the registration fee based upon the closing price on February 17, 1999 of the Registrant's Common
     Stock  listed on the New York Stock  Exchange as provided  pursuant to Rule
     457(c).


Prospectus

                              MEREDITH CORPORATION

                           DIVIDEND REINVESTMENT PLAN

                        1,000,000 shares of Common Stock

                                ----------------

         One million authorized and unissued shares of common stock, $1.00 par value per share ("Common Stock"), of Meredith Corporation (the "Company") have been authorized for purchase under Meredith Corporation's Dividend Reinvestment Plan (the "Plan"). The Plan offers existing holders of Common Stock an opportunity to reinvest automatically the dividends paid on the Common Stock in shares of Common Stock.

         The Common Stock is quoted on the New York Stock Exchange ("NYSE") under the symbol "MDP." The Company suggests that this Prospectus be retained for future reference.

         Shares of Common Stock purchased under the Plan will be newly issued shares, treasury shares or shares purchased in the open market or in privately negotiated transactions. The purchase price for shares purchased from the Company under the Plan will be the average of the high and low sales price reported on the NYSE on the day of the transaction. The cost of each share purchased in the open market is the average price of all shares purchased on that date plus a proportionate share of any brokerage commission, transfer taxes and other service charges paid. The purchase price for shares purchased under the Plan from persons other than the Company or its affiliates will be the actual price paid. The Company will pay for the cost of administering the Plan. Brokerage commissions, transfer taxes and other service charges applicable to the purchase of shares under the Plan will be paid for by the participants in the Plan.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and in documents subsequently incorporated herein by reference in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company or of the Plan or the facts herein set forth since the date hereof.



                                ----------------




                The date of this Prospectus is February 19, 1999.

                                Table of Contents


Available Information....................................................1

Incorporation Of Certain Documents By Reference..........................1

The Company..............................................................2

If You Have Questions Concerning The Plan................................3

Description Of The Dividend Reinvestment Plan............................3

Use Of Proceeds.........................................................13

Plan Of Distribution....................................................13

Legal Matters...........................................................13

Experts ................................................................14

                              AVAILABLE INFORMATION

         The Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at the 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. In addition, such reports, information statements and other information concerning the Company can be inspected at the principal offices of the Company, 1716 Locust Street, Des Moines, Iowa.

         The Company has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") with respect to the Common Stock being offered pursuant to the Plan. This Prospectus omits certain information contained in the Registration Statement pursuant to the rules and regulations of the SEC, and reference is made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the Common Stock offered hereby. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement and the exhibits thereto may be inspected without charge at offices of the SEC, and copies of all or any portion thereof may be obtained from the SEC upon payment of the prescribed fees or from the internet site referenced above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, previously filed by the Company with the SEC under the 1934 Act, are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the year ended June 30, 1998;

          (2) the Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1998 and the quarter ended December 31, 1998;

          (3)  the Company's Current Report on Form 8-K dated July 20, 1998;

          (4)  the Company's Current Report on Form 8-K dated August 26, 1998;

          (5)  the Company's Schedule 14A dated September 25, 1998;

          (6)  the   description   of  the  Common   Stock   contained   in  the
               Corporation's Registration Statement on Form 8-A; and

          (7) All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock under the Plan. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, which is also or is deemed to be incorporated by reference, modifies or replaces such statement.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: MEREDITH CORPORATION, INVESTOR COMMUNICATION, 1716 LOCUST STREET, DES MOINES, IOWA 50309-3023;toll-free number:
1-800-284-4236 EMAIL ADDRESS: LWHEELER@MDP.COM.


                                   THE COMPANY

         Meredith Corporation was founded in 1902 by Edwin Thomas Meredith and incorporated in Iowa in 1905. Since its beginnings in agricultural publishing, the Company has expanded to include mass audience and special interest publications designed to serve the home and family market. In 1948, Meredith entered the television broadcasting business. The Company now owns and operates television stations in locations across the continental United States. These publishing and broadcasting businesses and associated trademarks have been the core of Meredith's success.

         Meredith has two operating segments for reporting purposes: publishing and broadcasting. The publishing segment includes magazine/book publishing and brand franchising/licensing operations. The broadcasting segment includes the operation of network-affiliated television stations in geographically diverse markets. Additionally, virtually all businesses within each segment operate in the United States.

         The Company's largest source of revenues is magazine and television advertising. Television advertising tends to be seasonal in nature with higher revenues traditionally reported in the second and fourth fiscal quarters, and cyclical increases during certain periods, such as during key political elections and Olympic Games.

         Trademarks (e.g. Better Homes and Gardens, Ladies' Home Journal) are very important to the Company's publishing segment. Local recognition of television station call letters is important in maintaining audience shares in the broadcasting segment. Name recognition and the public image of these trademarks are vital to both ongoing operations and the introduction of new businesses. Accordingly, the Company aggressively defends its trademarks.

         The Company's principal offices are located at 1716 Locust Street, Des Moines, Iowa 50309-3023, and its telephone number is (515) 284-3000. The address of the Company's website is http://www.mdp.com.

                    IF YOU HAVE QUESTIONS CONCERNING THE PLAN

         All questions and correspondence should be directed to the BankBoston, N.A., the Plan Administrator (the "Plan Administrator"). The telephone number for any questions concerning your Company shareholder account, including the Plan, is: (800) 733-5001. Send all written questions, Authorization Cards, certificates to be deposited and forms containing instructions with respect to your account to the following address:

                            BankBoston, N.A.
                            c/o Boston EquiServe
                            Dividend Reinvestment Plan
                            P. O. Box 8040
                            Boston, MA 02266-8040

         Please mention Meredith Corporation in all of your correspondence. If you are a participant in the Plan, give the number of your account.


                  DESCRIPTION OF THE DIVIDEND REINVESTMENT PLAN

         The following is a description, in question and answer form, of the provisions of the Plan. A holder of the Company's Common Stock who does not elect to participate in the Plan will continue to receive cash dividends by check.

PURPOSE

1.       What is the purpose of the Plan?

                  The purpose of the Plan is to provide shareholders with a simple and convenient method of investing cash dividends and distributions in additional shares of Common Stock of the Company at the Common Stock's current market price.
                  Participants in the Plan ("Participants") may have cash dividends and distributions automatically reinvested without charges for recordkeeping, and may take advantage of the custodial and reporting services provided by BankBoston, N.A., the Plan Administrator.

ADVANTAGES TO PARTICIPANTS

2. What are the advantages of enrollment in the Plan?

                  Participants may reinvest all or a portion of cash dividends paid on Common Stock registered in their names in additional shares of Common Stock.

                  Participants may receive, upon written request to the Plan Administrator, certificates for whole shares of Common Stock credited to their Plan accounts.

                  Participants may deposit certificates representing shares of Common Stock into the Plan for safekeeping.

                  Participants are provided with regular statements to update and record each transaction under the Plan.

ADMINISTRATION

3. What does the Plan Administrator do?

                  The Plan Administrator administers the Plan for Participants, keeps records, sends statements of accounts to Participants, and performs other duties relating to the Plan. The Plan
                  Administrator is the agent for each Participant. The Plan Administrator may be an individual (who may be an employee of the Company), bank, trust company, or other entity (including the Company) that is appointed from time to time to act as administrator of the Plan. The Company has appointed BankBoston, N.A. as the Plan Administrator.

                  The Plan Administrator receives dividend payments on behalf of Participants, invests such amounts in shares of Common Stock, maintains account records for Participants and notifies Participants of transactions in, and the status of, their accounts. The Plan Administrator shall have no duties, obligations or liabilities with respect to the Plan except as are set forth in this Prospectus.

                  All notices from the Plan Administrator to a Participant will be mailed to the Participant's address of record, and the mailing of a notice to a Participant's most recent address of record will satisfy the Company's obligation to provide notice to that Participant. Accordingly, a Participant should promptly advise the Plan Administrator of any change in his or her address.

ENROLLMENT AND PARTICIPATION

4. Who is eligible to participate in the Plan?

                  All registered holders of the Common Stock (the "registered shareholders") are eligible to participate in the Plan. If you are a registered shareholder, your name appears in the Company's shareholder records and you receive dividend checks written on the Company account with BankBoston, N.A., or direct deposits of your dividends to your bank account through the Automated Clearing House ("ACH"). Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as the names of brokers, bank nominees or trustees, must either instruct the holder of record to join the Plan or have the shares transferred to their names if they desire to participate in the Plan. See Question 5 below.

                  If you are a registered shareholder, you may enroll in the Plan by signing an Authorization Card and returning it to the Plan Administrator. Your Authorization Card must be received not less than five days before the record date for a dividend or distribution in order to have that dividend or distribution reinvested in Common Stock.

                  There is a one-share minimum to participate in the Plan.

5. What if the shares are held by a broker, bank or nominee?

                  If your shares are held on the Company's shareholder records in the name of a broker, bank or other nominee (a "Nominee"), your name does not appear anywhere in the Company's shareholder records. You are the beneficial owner of the shares. Your dividends are delivered to your Nominee, who distributes the dividends to you. Many brokers and banks provide dividend reinvestment programs for their customers. If your Nominee does not offer a dividend reinvestment program and you would like to participate in the Plan, then you should contact your Nominee. If your Nominee agrees to participate in the Plan, your Nominee may charge you a fee. Alternatively, beneficial owners may participate in the Plan by transferring their shares into their own names on the books of the Company; that is, by becoming registered shareholders. To do so, contact your Nominee.

6. How does a stockholder enroll?

                  Registered shareholders may enroll in the Plan at any time, after being furnished with a copy of this Prospectus, by completing and signing an authorization card ("Authorization Card") in the manner set forth below and returning it to the Plan Administrator. Requests for copies of Authorization Cards, as well as copies of other Plan forms and this Prospectus, should be made in writing or by telephone to the Plan Administrator as set forth on page 3.

                  Authorization Cards will be processed as promptly as practicable. A person will become a Participant after a properly completed Authorization Card has been received and accepted by the Company and the Plan Administrator. YOUR AUTHORIZATION CARD MUST BE RECEIVED NOT LESS THAN FIVE DAYS BEFORE THE RECORD DATE FOR A DIVIDEND IN ORDER FOR YOU TO BE ELIGIBLE TO HAVE THAT DIVIDEND REINVESTED.

                  If you have previously authorized direct deposit of dividends through ACH and now send in an Authorization Card to enroll in "Full Dividend Reinvestment" (as defined in Question 11 below),  all your future  dividends  will be  redirected  from direct deposit to dividend reinvestment. If you have authorized direct deposit and enroll in "Partial Dividend Reinvestment" (as defined in Question 11 below), the future dividends on those shares you enroll will be redirected to dividend reinvestment and dividends on the balance of your shares will continue in direct deposit.

7. When will participation in the Plan begin?

                  Participation in the Plan will begin with the first dividend or distribution payment after the shareholder joins the Plan, provided that his or her Authorization Card was received at least five days before the record date for such dividend or distribution.

                  Dividends declared on the Common Stock are usually paid on the fifteenth day of March, June, September and December. The record date for such dividend usually will occur on the last business day of February, May, August and November.

                  SHAREHOLDERS ARE CAUTIONED THAT THE PLAN DOES NOT REPRESENT A CHANGE IN THE COMPANY'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO DEPEND UPON THE COMPANY'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

8. How can Participants change their investment options?

                  You may change your investment option at any time (provided you meet the requirements of the new option) by signing a new Authorization Card and returning it to the Plan Administrator. An Authorization Card and an addressed envelope may be obtained at any time by contacting the Plan Administrator. Any change in options must be received by the Plan Administrator not less than five days before the record date for a dividend or distribution to permit the new authorization to apply to that dividend or distribution.

9. May a stockholder elect to re-enroll once he has terminated participation in the Plan?

                  Yes. A registered shareholder may re-enroll at any time by completing an Authorization Form and delivering it to the Plan Administrator. Any letter requesting enrollment must be received by the Plan Administrator at least five days prior to the record date for a dividend or distribution in order for it to take effect as of the next dividend or distribution.

10. What if a stockholder wishes to receive cash on only some of his or her shares?

                  If you wish to receive dividends and distributions in cash on some of your shares, and have the remaining dividends and distributions reinvested, you must notify the Plan
                  Administrator, in writing, to that effect. As a partial Participant, you will receive your dividends and distributions in cash only with respect to the number of shares that you have specified. With respect to any other shares registered in your name, and with respect to the shares credited to your account on the books of the Plan Administrator, the corresponding dividends and distributions will be paid in additional shares.

                  The number of shares on which you receive cash may be changed at any time simply by writing the Plan Administrator.

THE AUTHORIZATION CARD

11. What details are included in the Plan Authorization Card?

         The Authorization Card is for the use of registered shareholders only. It provides for the purchase of additional shares of Common Stock through the following investment options:

                  Option 1: "Full Dividend Reinvestment" directs the Plan Administrator to invest all of your cash dividends in additional shares of Common Stock on all shares now or subsequently registered in your name.

                  Option 2: "Partial Dividend Reinvestment" directs the Plan Administrator to pay out cash dividends only on the number of shares you specify in the appropriate space on the Authorization Card. With respect to all other cash dividends registered in your name, and with respect to the shares credited to your account on the books of the Plan Administrator, the corresponding dividends and distributions will be paid in additional shares of Common Stock.

                  All whole and fractional shares you acquire through reinvestment of dividends will be placed in your Plan account and dividends on those shares will also be reinvested. You may withdraw those shares from the Plan if you prefer to receive cash dividends on them.

         The Plan Administrator should be notified immediately of any change in your address. Most states have enacted abandoned property laws that require the Plan Administrator, on behalf of the Company, to turn over to the appropriate state all shares and dividends from any account for which the Plan Administrator cannot locate the owner. THEREFORE, IT IS IMPORTANT FOR YOU TO KEEP THE PLAN ADMINISTRATOR INFORMED OF YOUR ADDRESS.

PURCHASE OF SHARES UNDER THE PLAN

12. How does the Dividend Reinvestment Plan work and how are shares allocated under the Plan?

                  As soon as practicable on or after each dividend payment date (the "Investment Date), the Plan Administrator will combine the dividends to be invested by all participants in the Plan and purchase shares by any of the following means as the Company may decide: (i) from the Company of newly issued shares of previously authorized and unissued Common Stock;
                  (ii) from the Company of shares of Common Stock previously authorized and issued and held in treasury; or (iii) in the open market or in negotiated transactions with persons other than the Company or its affiliates. The brokerage commission savings that result from large purchases are passed on to Participants.

                  In making purchases for a Participant's account, the Plan Administrator may commingle the Participant's funds with those of other registered shareholders of the Company participating in the Plan. The price at which the Plan Administrator shall be deemed to have acquired shares for the Participant's account shall be the average price of all shares purchased by it as agent for all Participants in the Plan for that
                  Investment Date. The Plan Administrator shall have no responsibility for the value of the Common Stock acquired for the Participant's account. No Participant shall have any authority or power to direct the time or price at which Common Stock may be purchased. It is understood that for a number of reasons, including observance of the Rules and Regulations of the SEC requiring temporary curtailment or suspension of purchases, it is possible that the whole amount of funds available in a Participant's account for the purchase of shares of the Company might not be applied to the purchase of such shares on the next Investment Date. The Plan Administrator shall not be liable when conditions prevent the purchase of shares or interfere with the timing of such purchases.

                  When funds available are not enough to buy a whole share, your account will be credited with a fractional share computed to at least four decimal places. Fractional shares earn dividends in proportion to the amount payable on a full scale.

                  The additional shares purchased on behalf of each Participant will be credited to each Participant's account on the settlement date for each purchase, which is generally three business days after the Investment Date.

                  PLEASE BE AWARE THAT THE PRICE OF COMMON STOCK IS SUBJECT TO MARKET FLUCTUATIONS AND MAY RISE OR FALL BEFORE THE INVESTMENT DATE.

                  A Participant's investment in Common Stock pursuant to the Plan will be no different from investment in directly held shares. The Participant will bear the risk of loss and will realize the benefits of any gain from market price changes with respect to all such shares held by him in the Plan or otherwise. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. PARTICIPATION IN THE PLAN INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

13. What is the price of shares purchased under the Plan?

                  The purchase price for shares purchased from the Company will be the average of the high and low sales price reported on the NYSE on the day of the transaction. The cost of each share purchased in the open market is the average price of all shares purchased on that Investment Date plus a proportionate share of any brokerage commission, transfer taxes and other service charges paid. The purchase price for shares purchased from persons other than the Company or its affiliates will be the actual price paid.

14. When will shares of Common Stock be priced under the Plan?

                  In  the  months  in  which   dividends  are  paid,   the  Plan
                  Administrator will invest dividends it receives as soon as practicable after the dividend payment date and in no event later than thirty days from such date when necessary to comply with applicable federal securities laws.

                  No  interest   will  be  paid   on  funds  held  by  the  Plan
                  Administrator pending investment.

REPORTS TO PARTICIPANTS

15. What accounts are maintained for Participants and what reports on these accounts do Participants receive?

                  The Plan Administrator will maintain a separate account for each Participant. All shares issued to a Participant under the Plan will be credited to the Participant's account. Shortly after each transaction in your account, the Plan Administrator will send you a statement showing the dividend received, amount invested, price per share, number of shares purchased, total number of shares held in your account, and related tax information. You should retain these statements so you can report the tax consequences of any later sale or other disposition of the shares. If you lose your records and ask the Plan Administrator to reconstruct them, you may be charged a fee. There is no fee for the current calendar year or the two previous calendar years, but there is a fee of $10 per year for earlier years.

VOTING OF SHARES

16. How will a Participant's shares be voted at meetings of stockholders?

                  You are entitled to vote all whole or fractional shares held in your Plan account on any matter submitted to shareholders for a vote. Prior to any meeting of shareholders, you will receive a single proxy card covering those shares held in your Plan account and those shares registered in your name that are not in the Plan account.

CERTIFICATES FOR SHARES

17. Will certificates be issued for shares issued under the Plan?

                  No. As a safeguard against loss, theft, or destruction of your stock certificates, the Plan Administrator will hold all shares it buys for you in book-entry form (without certificates) until you terminate your participation in the Plan or withdraw shares. The issuance of certificates for shares credited to a Plan account will not terminate your participation in the Plan. See Question 19 on how to withdraw shares. No certificate for a fractional share will be issued.

18. In whose name will certificates be registered when issued?

                  Accounts under the Plan are maintained in the name in which share certificates of the Participant were registered at the time that the Participant entered the Plan. Certificates for whole shares issued at the request of a Participant will be similarly registered.

WITHDRAWAL OF SHARES

19. How can Participants withdraw shares held in their accounts?

                  Upon your written request, any whole shares in your account will be withdrawn from the Plan and a certificate will be issued to you at no charge. A Termination/Withdrawal Form is provided on the reverse side of each account statement for this purpose. The withdrawal of shares will not terminate your participation in the Plan. CERTIFICATES FOR FRACTIONAL SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES. If a Participant sells or otherwise transfers ownership of all whole shares owned under the Plan, then any fractional share will be paid at the then current market value of the Common Stock and the account will be closed.

SALE OR OTHER TRANSFER OF SHARES

20. How can a Participant sell its shares held in his account?

                  If you wish, you may instruct the Plan Administrator to sell any number of whole shares in your Plan account. The sale will be executed within three business days of receipt of your instructions.

                  You will receive the proceeds of sale of your shares based on the average price of all Plan shares sold by the Plan Administrator on the particular sale date, less a $15.00 service fee and a proportionate share of brokerage commissions, transfer taxes and other service charges paid.

                  PLEASE BE AWARE THAT THE PRICE OF COMMON STOCK IS SUBJECT TO MARKET FLUCTUATIONS AND CAN FALL AS WELL AS RISE. NO SALE PRICE CAN BE DETERMINED IN ADVANCE. YOU ALONE BEAR THE MARKET RISK AND SHOULD CONSIDER IT BEFORE ISSUING SELLING INSTRUCTIONS.

21. Can a Participant pledge shares held in his account?

                  Shares held in a Plan account are in book-entry form and so may not be pledged (that is, given as security for a loan). If you wish to pledge those shares, you must request that a new certificate be issued in your name.

22. Can Participants gift their shares?

                  If you wish to transfer the ownership of all or part of the shares held in your Plan account to a Plan account for another person, whether as a gift, a private sale, or otherwise, you may do so by mailing a properly completed stock power to the Plan Administrator. Requests for transfer of shares under the Plan are subject to the same requirements as for the transfer of certificates, including the requirement of a Medallion signature guarantee on the stock power. Stock power forms are available upon request from the Plan Administrator.

TERMINATION AND CHANGES IN PLAN

23. What happens if a Participant wishes to terminate participation?

                  You may terminate your participation in the Plan at any time by notifying the Plan Administrator in writing. A Termination/Withdrawal Form is provided on the reverse side of each account statement for this purpose. The termination will be effective with the first dividend whose record date occurs after the Plan Administrator receives your notice.

                  Unless you instruct the Plan Administrator to sell your shares, the Plan Administrator will send you a certificate for the whole shares in your account and a check for any remaining fractional share. Future dividends will be sent directly to you (or deposited in your bank account if you authorize direct deposit).

24. May the Plan be Changed or Discontinued?

                  The Company reserves the right to suspend, modify or terminate the Plan at any time. The Company may modify, suspend or terminate participation in the Plan to eliminate practices that are not consistent with the Plan or cause aberrations in the trading volume of its shares. Any such modification may include an appointment of a successor Plan Administrator, in which event each Participant authorizes the Company to pay such successor Plan Administrator, for the account of the Participant, all dividends and distributions payable on the Common Stock held by the Participant for application by such successor Plan Administrator as provided in these terms and conditions.

                  All Participants will receive notice of any suspension, modification or termination of the Plan. Upon termination of the Plan by the Company, certificates for whole shares held in a participant's Plan account will be issued and a cash payment will be made for any fractional share.

SAFEKEEPING SERVICES (CERTIFICATE DEPOSIT SERVICE)

25. Can Participants deposit other shares in their account?

                  If you enroll in the Plan, you may choose to deposit your Common Stock in your Plan account for safekeeping. Dividends on all shares deposited in your Plan account will be reinvested. The Plan Administrator provides this additional service without charge.

                  Send certificates that you want to deposit to the Plan Administrator at the address on page 3 by either registered or certified mail, return receipt requested. As you bear the risk of loss in transit, you may want to purchase postal insurance of 2% of the approximate market value of the shares, which is the cost of posting a bond to replace certificates if they are lost.

                  Use of this Certificate Deposit service is not required for participation in the Plan. However, it does provide an economical way for you to safeguard certificates against loss, damage or theft.

DIVIDENDS AND STOCK SPLITS

26. What happens if the Company issues a stock dividend or declares a stock split?

                  Appropriate adjustments in the number of shares registered to you under the Plan will be made to give effect to any stock dividends, stock splits or rights that may, from time to time, be declared by the Company's Board of Directors. In the event of a stock dividend or stock split, the new shares to be issued on shares held in your Plan account will be credited to your account and shown in your transaction statement; certificates will not be issued. You may, at any time, follow the procedure stated above for withdrawal of shares from the Plan.

                  In the event the Company makes available to its shareholders rights to purchase additional shares or other securities, you will receive a subscription warrant for all those rights directly from the Plan Administrator.

FEDERAL TAX CONSEQUENCES

27. What is the tax status of reinvested dividends?

                  Even if dividends are reinvested for your account, they continue to be subject to federal and other income taxes just as if you had received them in cash. A Participant in the Plan will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend or distribution in an equal amount to the cash that the Participant could have received instead of shares. The amount you pay in service fees may be deductible as an itemized deduction, but the deduction may be limited by the 2% floor on itemized deductions. Consult your accountant or financial advisor as to availability of tax deductions.

                  The tax basis per share for Plan shares which are purchased in open market transactions is the purchase price per share plus the per share brokerage commissions charged to you. The tax basis of shares not purchased in open market transactions will equal the amount of such cash dividend.

                  Each year, the Plan Administrator will send you an Information Return summarizing dividends paid to you during the prior year (i.e., a 1099-DIV or 1042S) and an Information Return summarizing gross sales transactions during the prior year, if any (i.e., 1099-B). The Plan Administrator must provide copies of these Information Returns to the Internal Revenue Service (the "IRS").

                  Dividends are not subject to U.S. income tax withholding except as described below. For U.S. participants who are subject to back-up withholding under Section 3406(a) of the Internal Revenue Code (the "Code"), the Plan Administrator will withhold the appropriate amount of tax and reinvest the balance in shares of stock. Under Section 3406(a)(1) of the Code, the Company is required to withhold for U.S. income tax purposes 31% of all dividend payments to a participant if (i) such participate has failed to furnish to the Company his or her taxpayer identification number ("TIN"), which for an individual is his or her social security number, or (ii) the IRS has notified the Company that the TIN furnished by the participant is incorrect, or (iii) the IRS notifies the Company that back-up withholding should begin because the participant has failed to properly report interest or dividends, or (iv) the participant has failed to certify, under penalties of perjury, that he or she is not subject to backup withholding.

                  As a shareholder, you have previously been requested by the Company to submit all information and certifications required in order to establish your exemption from back-up withholding, if such exemption is available to you. Any amounts withheld will be reported on the statement issued to confirm a purchase of shares.

                  In the case of foreign participants whose dividends are subject to U.S. income tax withholding or withholding in their country of residence, the Plan Administrator will withhold the appropriate amount of tax and reinvest the balance in shares of stock. The amounts withheld will be reported on the statement issued to confirm a purchase of shares.

                  A Participant will not realize any taxable income upon receipt of a certificate for whole shares credited to the Participant's account either upon the Participant's request for a specified number of shares or upon termination of enrollment in the Plan.

                  Although the Plan Administrator assists you by providing detailed periodic statements, you have the ultimate responsibility for maintaining your own records for tax and other purposes.

                  THE ABOVE DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF A PARTICULAR TRANSACTION.

OTHER INFORMATION

28. What are the expectations for the Plan?

                  The Plan is primarily for the benefit of long-term investors. It is not meant to be used for commercial purposes. Multiple shareholder account registrations are not specifically prohibited under the Plan, except in instances where the Company views the intent of multiple account registrations to be abusive of the purpose and intent of the Plan.

                  Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends is subject to the decision of the Company's Board of Directors and will depend upon future earnings, the financial condition of the Company, and other factors.

29. How is the Plan to be interpreted?

                  The officers of the Company are authorized to take such action to carry out the Plan as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations and any such determinations will be final.

30. Who bears the risk of market price fluctuations in the Common Stock?

                  A Participant's investment in Common Stock pursuant to the Plan will be no different from investment in directly held shares. The Participant will bear the risk of loss and will realize the benefits of any gain from market price changes with respect to all such shares held by him in the Plan or otherwise.

                  You should recognize that neither the Company nor the Plan Administrator can assure you of a profit or protect you against a loss on shares purchased under the Plan.

31. What are the limitations of liability of the Plan Administrator and the Company?

                  Neither the Company nor the Plan Administrator shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (a) failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death and
                  (b) the prices at which shares are purchased for a participant's account and the times such purchases are made.

32. What reporting obligations does the Plan Administrator have to the IRS?

                  The Internal Revenue Code of 1986, as amended, imposes certain reporting obligations upon brokers and other middlemen. As a result, the Plan Administrator will be required to report to the IRS and the Participant any sales of stock by the Plan Administrator on behalf of a Participant.


                                 USE OF PROCEEDS

         The Company has no basis for determining the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, the extent to which shares will be purchased directly from the Company rather than in the open market, or the prices at which shares will be sold. If shares of Common Stock are purchased under the Plan directly from the Company, then the Company intends to use substantially all of the net proceeds from such sales for general corporate purposes. Shares purchased in market transactions will provide no proceeds to the Company.


                              PLAN OF DISTRIBUTION

         The Common Stock being offered hereby is offered pursuant to the Plan. The terms of the Plan provide for the purchase of shares of Common Stock directly from the Company (either treasury or newly issued shares) or, at the Company's option, by the Plan Administrator in the open market or in privately negotiated transactions. The Company will pay all administrative costs and expenses associated with the Plan except for any brokerage commissions, applicable transfer taxes and service charges related to shares purchased under the Plan in the open market. Brokerage commissions, applicable transfer taxes and service charges will be borne pro rata by Participants.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by McDermott, Will & Emery, Chicago, Illinois.

                                     EXPERTS

         The consolidated financial statements of the Company as of June 30, 1998 and 1997, and for the three-year period ended June 30, 1998, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                1,000,000 SHARES



                              MEREDITH CORPORATION



                                  COMMON STOCK








                           DIVIDEND REINVESTMENT PLAN




                                February 19, 1999





                          -----------------------------

                                   PROSPECTUS
                          -----------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock being offered hereby payable by the Registrant are estimated as follows:

SEC Registration Fee..............................................    $10,000.00
Printing and Engraving Costs......................................    $10,000.00
Fees and Expenses of Counsel......................................    $15,000.00
Accounting Fees and Expenses......................................    $10,000.00
Miscellaneous.....................................................    $ 5,500.00
                                                                      ----------

TOTAL.............................................................    $50,000.00
                                                                      ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Bylaws provide for the indemnification for any director, officer or employee of the Company to the fullest extent consistent with the laws of Iowa. The Iowa Business Corporation Act permits, under certain circumstances, the indemnification of any person who was or is a party to any proceeding (other than an action (i) in which the person is liable for improper personal benefit, or (ii) by or in the right of the corporation in which the person was adjudged liable to the corporation) by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director or officer of the corporation has been successful in defending any such proceeding, the Iowa Business Corporation Act provides that he shall be indemnified against reasonable expenses incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the Company, such person may be indemnified against expenses reasonably incurred, only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The Iowa Business Corporation Act provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines, that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful.

         As  authorized  by the Iowa  Business  Corporation  Act, the  Company's
Restated Articles of Incorporation limits the liability of directors of the Corporation for monetary damages for breaches of fiduciary duty as a director. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission.

         The Company has purchased an insurance policy which purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors, except for liabilities resulting from their own malfeasance.

         The foregoing descriptions are general summaries only. Reference is made to the full text of the Company's Restated Articles of Incorporation and its Restated Bylaws, which are incorporated herein by reference.


ITEM 16. EXHIBITS

Exhibit 3.1 The Company's Restated Articles of Incorporation, as amended, incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

Exhibit 3.2 The Company's Restated Bylaws, incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997.

Exhibit 4.1 Instruments defining the rights of security holders - see Exhibits 3.1 and 3.2.

Exhibit 5 Opinion of McDermott, Will & Emery, regarding legality of common stock being registered.

Exhibit 23.1 Consent of McDermott, Will & Emery, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2      Consent of KPMG Peat Marwick, LLP.

Exhibit 24 Powers of Attorney of certain directors and officers of the Company (see the signature page).

Exhibit 99 Form of Meredith Corporation Dividend Reinvestment Plan (included as the Prospectus set forth herein)


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         1.       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (a)      To  include  any  prospectus   required   by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be terminated to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Des Moines, State of Iowa, on February 19, 1999.

                              MEREDITH CORPORATION

                                              By: /s/ John S. Zieser
                                                  ------------------------------
                                                 John S. Zieser, Vice President-
                                                   General Counsel and Secretary

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints William T. Kerr, Stephen M. Lacy, and John S. Zieser as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this Registration Statement that such attorney will deem necessary or desirable to enable the Registrant to comply with the Securities Act, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock of the Registrant that are subject to this Registration Statement, which amendments may make such changes in such Registration Statement as the above-named attorney deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 19, 1999.

     /s/ William T. Kerr                               /s/ Stephen M. Lacy
--------------------------------------         ---------------------------------
William T. Kerr, Chairman of the Board,                 Stephen M. Lacy,
  Chief Executive Officer and Director    Vice President-Chief Financial Officer
      (Principal Executive Officer)        (Principal Accounting and Financial
                                                         Officer)

     /s/ E. T. Meredith, III                           /s/ Herbert M. Baum
--------------------------------------         ---------------------------------
  E. T. Meredith III, Chairman of the                 Herbert M. Baum, Director
   Executive Committee and Director

     /s/ Mary Sue Coleman                              /s/ Frederick B. Henry
--------------------------------------         ---------------------------------
      Mary Sue Coleman, Director                    Frederick B. Henry, Director

     /s/ Joel W. Johnson                               /s/ Robert E. Lee
--------------------------------------         ---------------------------------
       Joel W. Johnson, Director                       Robert E. Lee, Director

     /s/ Richard S. Levitt                             /s/ Philip A. Marineau
--------------------------------------         ---------------------------------
      Richard S. Levitt, Director                   Philip A. Marineau, Director

     /s/ Nicholas L. Reding                            /s/ Jack D. Rehm
--------------------------------------         ---------------------------------
     Nicholas L. Reding, Director                      Jack D. Rehm, Director


                          /s/ Barbara Uehling Charlton
                       ----------------------------------
                       Barbara Uehling Charlton, Director